UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2006

ACR GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-12490

Texas	74-2008473
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3200 Wilcrest Drive,
Suite 440
Houston, Texas 77042
(Address of principal executive offices, including zip code)

(713) 780-8532
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 3, 2006, ACR Group, Inc. (the "Company") announced the appointment of Marshall G. Webb and Jo E. (Jed) Shaw, Jr. to the Company's Board of Directors, effective March 1, 2006. Their appointment increases the number of directors to eight, five of whom are independent of management of the Company.

Mr. Webb is founder and President of Polaris Group, which he organized in 1999 to provide financial advisory and merger and acquisition services to public and private companies. Prior to founding Polaris, he founded, was CEO and led the IPO of a global provider of information technology solutions to government and business. Earlier, Mr. Webb was an owner and executive officer for 18 years in several major staff augmentation and outsourcing companies. Mr. Webb is also a director of two other publicly-traded companies that are listed on the American Stock Exchange and is a certified public accountant. Mr. Webb holds the Certificate of Director Education, a nationally recognized designation for corporate directors.

Mr. Shaw is an attorney and has practiced law continuously since 1959. He was President of Shaw & Associates, a law firm specializing in the practice of real estate, mortgage lending and bankruptcy law, where he represented many national mortgage companies. He also is a former director, major shareholder and legal counsel for a small bank in Texas.   For many years, Mr. Shaw also held leadership positions, as mayor, councilman, city attorney and municipal judge, in two small, incorporated cities in the immediate Houston area.

Item 7.01.    Regulation FD Disclosure

The Company is attaching a copy of the press release dated March 3, 2006 as Exhibit 99.1.

Exhibit        Description

99.1        Press release dated March 3, 2006 issued by ACR Group, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACR GROUP, INC.

Date: March 06, 2006	By:	/s/ Anthony R. Maresca
Anthony R. Maresca
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated March 3, 2006 issued by ACR Group, Inc.